Exhibit 4.2
SPECIMEN UNIT CERTIFICATE
CERTIFICATE NUMBER
UNITS
U-
See Reverse for certain definitions
CONVERTED ORGANICS INC.
CUSIP 21254S 30 5
INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE EACH UNIT CONSISTING OF ONE SHARE OF COMMON STOCK AND ONE CLASS H WARRANT EACH TO PURCHASE ONE SHARE OF COMMON STOCK
THIS CERTIFIES THAT                      is the owner of                      Units.
Each Unit (“Unit”) consists of one (1) share of Common Stock, par value $0.0001 per share (“Common Stock”), of Converted Organics Inc., a Delaware company (the “Company”), and one (1) Class H warrant (the “Warrants”). Each Warrant entitles the holder to purchase one (1) share of Common Stock for $ 1.30 per share (subject to adjustment). Each Warrant will become exercisable on December 14, 2009 and will expire unless exercised before 5:00 p.m., New York City Time, on October 14, 2014 (the “Expiration Date”). The Common Stock and Warrants comprising the Units represented by this certificate are not transferable separately prior to November 30, 2009, subject to earlier separation in the discretion of Chardan Capital Markets, LLC. The terms of the Warrants are governed by a Warrant Agreement, dated as of October 20, 2009, between the Company and Computershare Trust Company, N.A., as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 250 Royall Street, Canton, Massachusetts 02021, and are available to any Warrant holder on written request and without cost.
This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.
Witness the facsimile seal of the Company and the facsimile signature of its duly authorized officers.
By
CONVERTED ORGANICS INC.
CORPORATE SEAL
2009
DELAWARE

President, CEO and COB	CFO

CONVERTED ORGANICS INC.
     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM — as tenants in common	UNIF GIFT MIN ACT -	Custodian
(Cust) (Minor)
under Uniform Gifts to Minors Act
(State)

TEN ENT — as tenants by the entireties	UNIF TRF MIN ACT —	Custodian (until age )
(Cust) (Minor)
under Uniform Transfers to Minors Act
(State)
JT TEN — as joint tenants with right of
survivorship and not as tenants in common
          Additional Abbreviations may also be used though not in the above list.
The Company will furnish without charge to each shareholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of share or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.
KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, MUTILATED OR DESTROYED, THE COMPANY WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.
For value received,                      hereby sell, assign and transfer unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE                      (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)                                                                                                                              Units represented by the within Certificate, and do hereby irrevocably constitute and appoint                      Attorney to transfer the said Units on the books of the within named Company will full power of substitution in the premises.
Date:                                          20
Signature:
Signature:

Notice:	Signature must conform in all respects to the name of Registered Holder as specified on the face of this Warrant Certificate in every particular, without alteration or any change whatsoever, and the signature must be guaranteed in the usual manner.

Signature(s) Guaranteed: Medallion Guarantee Stamp
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15.